EXHIBIT 10.30

                       [L.P. MARTIN & COMPANY LETTERHEAD]



                        Consent of Independent Auditors'

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

     We consent to the use of our report dated July 21, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cottonwood Crossing Apartments for the twelve month period ended May 31, 1998, for inclusion in a form 8K filing with the Securities and Exchange Commission by Apple Residential Income Trust, Inc.


Richmond, Virginia                           /s/ L.P. Martin & Co., P.C.
July 29, 1998